Joint Filer Information

NAME: Skystone Advisors LLC

           ADDRESS:        Two International Place, Suite 1800
                           Boston, MA 02110

DESIGNATED FILER: Kerry Nelson

ISSUER AND TICKER SYMBOL: Collegiate Pacific Inc. (BOO)

DATE OF EVENT REQUIRING STATEMENT: January 25, 2006

SIGNATURE:

                         By:  /s/ Kerry Nelson
                              --------------------------
                       Name:  Kerry Nelson
                       Title: Managing Member



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NAME: HSO Limited Partnership

ADDRESS:          The Cayman Corporate Centre, Fourth Floor
                  27 Hospital Road
                  George Town, Grand Cayman
                  Cayman Islands, British West Indies


DESIGNATED FILER: Kerry Nelson

ISSUER AND TICKER SYMBOL: Collegiate Pacific Inc. (BOO)

DATE OF EVENT REQUIRING STATEMENT: January 25, 2006

SIGNATURE:             By:    /s/ Kerry Nelson
                              --------------------------
                       Name:  Kerry Nelson
                       Title: Managing Member of the investment
                              member of its general partner